 Exhibit 10.2

Loan Number:  145712                                   United Wisconsin Grain Producers, LLC                               Due Date: October 1, 2014

REVOLVING AND TERM CREDIT AGREEMENT

Boxes checked are applicable

(Business Loans Only)

Boxes not checked are inapplicable

United Wisconsin Grain Producers, LLC

(Name of Customer)

The above named customer (“Customer”, whether one or more) agrees with Farmers & Merchants Union Bank, 159 W. James Street, PO Box 226, Columbus, WI 53925 (“Lender”) as follows:

1.  Loans

(a)  ☒  Term Loan.  (Check (1) or (2); only one shall apply)

(1) Single Note; Multiple Advances.  ☒ If checked here, Customer requests that Lender lend to Customer from time to time such amounts as Customer may request, in accordance with this Agreement (the “Term Loan”), and, subject to the terms of this Agreement, Lender agrees to lend such amounts up to the aggregate amount advanced of $ 4,000,000.00  (the “Term Credit Loan”) in one or more advances before October 1, 2014 .  Customer’s obligations to repay the Term Loan shall be evidenced by a promissory note (the “Note”) in substantially the form of Exhibit A attached to this Agreement with blanks appropriately filled in and made payable to the order of Lender; provided that Customer shall only be obligated to pay amounts which Lender has advanced under this Section 1(a)(1).  Amounts advanced to Customer and repaid to Lender may not be reborrowed by Customer under this Section 1(a)(1).

(2) Multiple Notes; Multiple Advances.  ☐ If checked here, and in consideration of extensions of credit from Lender to Customer from time to time, Lender and Customer agree that sections 2 through 21 of this Agreement shall apply if checked where appropriate, to each such extension of credit unless evidenced by a document which states it is not subject to this Agreement.  The term “Term Loan” includes all such extensions of credit.  The term “Note” includes each promissory note evidencing Customer’s obligation to repay an extension of Credit.  This Agreement does not constitute a commitment by Lender to make such extensions of credit to Customer.

(b)  ☐ Revolving Loan.  If checked here, Customer requests that Lender lend to Customer from time to time such amounts as Customer may request in accordance with this Agreement (the “Revolving Loan”), and, subject to the terms of this Agreement, Lender agrees to lend such amounts up to the aggregate principal amount of $n/a   at any time outstanding (the “Revolving Credit Limit”).  Within the Revolving Credit Limit and subject to the terms of this Agreement, Customer may borrower, repay and reborrow under this Agreement.  The aggregate amount of all advances on the Revolving Loan at any time outstanding under this Agreement shall never exceed the lesser of the Revolving Credit Limit or the Borrowing Base described on Exhibit B, if any.  Lender is not obligated to but may make advances on the Revolving Loan in excess of the Revolving Credit Limit or the Borrowing Base, and Customer is liable for and agrees to pay all advances on the Revolving Loan.

(c)  Loans.  Collectively, the Revolving Loan and the Term Loan, as applicable, under this Agreement shall be called the “Loans” and each a “Loan”.

2.  Conditions for Loans.  Lender’s obligation to make the initial advance of a Loan under this Agreement is subject to prior satisfaction of the following conditions:

(a)  ☒

    Lender shall have received the Note duly executed by Customer with respect to the Term Loan.

(b)  ☒

Lender shall have received the following security documents and the additional security documents described on Exhibit C, if any (collectively the “Security Documents”), duly executed, all accompanied by the appropriate financing statements or control agreements: Real Estate Mortgage, General Business Security Agreement.

(c)  ☐

     Lender shall have received copies:

☐

certified by the Secretary of Customer of the articles of incorporation and bylaws of Customer, and resolutions of the Board of Directors of Customer authorizing the issuance, execution and delivery of this Agreement and the Security Documents, if any;

☐

certified by a general partner of Customer of the partnership agreement of Customer, and an authorization signed by all of the general partners of Customer authorizing the issuance, execution and delivery of this Agreement and the Security Documents, if any;

☒

certified by a member or manager of Customer, as appropriate, of the articles of organization and operating agreement of Customer, and an authorization signed by a member or manager of Customer, as appropriate, authorizing the issuance, execution and delivery of this Agreement and the Security Documents, if any;

☐

certified by a trustee regarding the existence, name and other matters pertaining to Customer if it is a trust, and an authorization signed by all trustees of Customer authorizing the issuance, execution and delivery of this Agreement and the Security Documents, if any;

and a certification of the names and addresses of the representatives of Customer authorized to sign this Agreement and the Security Documents, if any, and to request advances under the Loans under this Agreement, together with true signatures of such representatives, and of such other matters as Lender may reasonably request.

Revolving and Term Credit Agreement Cont.

(d)  ☐

Lender shall have received a certificate of sole ownership executed by the sole proprietor.

(e)  ☐

Lender shall have received the following additional documentation executed by the trust and/or trustee:  n/a

(f)  ☐

Lender shall have received from counsel for Customer a favorable opinion satisfactory to Lender covering the matters described in Sections 4(c) and 4(d), 4(f) or 4(g), as applicable, and 4(f) of this Agreement and such other matters as Lender may reasonably request.

(g)  ☐

Lender shall have received a separate guaranty of payment of the Loans duly executed by n/a on WBA form ______________.

(h)  ☐

All proceedings taken by Customer in connection with the Loans, the Security Documents and other documents provided to Lender shall be satisfactory to Lender and Lender shall have received copies of all documents reasonably required by it.

3.  Loan Procedures.  Customer may obtain advances under the Loans under this Agreement as provided in (a), (b), (c) or (d) below.

(a)  ☐

Revolving Loan.  Customer shall give Lender ☐ at least _______ business days’ prior notice or ☐                         of any advance under the Revolving Loan requested under this Agreement, specifying the date and amount of the advance under the Revolving Loan.  Lender will make the advance under the Revolving Loan available to Customer ☐ by crediting the amount of the advance under the Revolving Loan to Customer’s account (acct. no.         ) with Lender or ☐                                     .  Each advance under the Revolving Loan which is less than the full amount available to Customer under this Agreement shall be in an amount not less than $          .

(b)  ☐

Revolving Loan.  Lender will credit Customer’s account (acct. no. ______) with Lender whenever the ☐ ledger ☐ collected balance in the account is less than $         on any banking day (the “Target Amount”), for whatever reason.  The advance under the Revolving Loan will be in an amount within the Revolving Credit Limit and Borrowing Base sufficient to increase the balance to the Target Amount.  Lender may decline to make any advance under the Revolving Loan and may refuse to pay any check drawn on the account if the amount available to Customer under the Revolving Credit Limit would not be sufficient to increase the balance in the account to the Target Amount.

(c)  ☒

Term Loan.  Customer may obtain advances under the Term Loan under this Agreement by giving Lender at least

1

 business days’ prior notice of any advance requested, specifying the date and the amount of the advance.  Lender will make the funds available to Customer ☒ by crediting the amount of the advance to Customer’s account (account no. 2021307) with Lender ☐ by                           .  Each advance under the Term Loan which is less than the remaining amount available to Customer under the Term Credit Limit shall be in an amount of not less than $  n/a.

(d)  ☒

Other.  At customer’s written request via email, fax or written authorization provided by President or Chief Financial Officer.  Farmers & Merchants Union Bank shall advance the loan no later than one business day after receipt of customer’s loan draw request.

☐

If checked here, Lender’s obligation to make each advance under a Loan (including the initial advance of any Loan) is subject to the further condition that Lender shall have received a certificate signed by Customer, dated the date of the advance under a Loan request and stating that the representations and warranties in Section 4 are true and correct as of the date of the request and that no event of default has occurred and is continuing or would result from such advance under a Loan.

4.  Representations and Warranties.  Customer represents and warrants to Lender that on the date of this Agreement and on the date of each advance under any Loan:

(a)

No part of any advance under a Loan will be used for personal, family or household purposes.

(b)

Customer will not use any part of the proceeds of an advance under a Loan to purchase any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

(c)

The execution and delivery of this Agreement, the Note, and the Security Documents, and the performance by Customer of its obligations under this Agreement, the Note, and the Security Documents, are within its power, have been duly authorized by proper action on the part of Customer, are not in violation of any existing law, rule or regulation, any order, authorization or decision of any court, the articles of incorporation, bylaws, articles of organization, operating agreement, partnership agreement, trust agreement or other governing documents of Customer, as applicable, or the terms of any agreement or restriction to which Customer is a party or by which it is bound, and do not require the approval or consent of any person or entity.  This Agreement, the Note and the Security Documents, when executed and delivered, will constitute the valid and binding obligations of Customer enforceable in accordance with their terms.

Revolving and Term Credit Agreement Cont

(d)

☐ Customer is a corporation legally organized, validly existing and in good standing under the laws of the State of n/a and is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business or its ownership of properties request such qualification.

(e)

☐ Customer is a n/a    partnership legally organized, validly existing and in good standing under the laws of the State of      n/a   and is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business or ownership of properties requires such qualification.

(f)

☒ Customer is a limited liability company legally organized, validly existing and in good standing under the laws of the State of Wisconsin   and is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business or its ownership of properties requires such qualification.

(g)

☐ Customer is a ☐ testamentary trust n/a

☐ revocable living trust ☐ irrevocable living trust n/a

     validly existing under the laws of the State of n/a   and the trust has not been revoked or terminated.

(h)

Customer’s exact legal name is as set forth below Section 21.

(i)

If Customer is an individual, the address of Customer’s principal residence is as set forth below Section 21.  If Customer is an organization that has only one place of business, the address of Customer’s place of business, or if Customer has more than one place of business, then the address of Customer’s chief executive office, is as set forth below Section 21.

(j)

All financial statements of Customer furnished to Lender were prepared in accordance with generally accepted principles of accounting consistently applied throughout the periods involved and are correct and complete as of their dates.

(k)

(1) There is no substance which has been, is or will be present, used, stored, deposited, treated, recycled or disposed of on, under, in or about any real estate now or at any time owned or occupied by Customer (“Property”) during the period of Customer’s ownership or use of the Property in a form, quantity or manner which if known to be present on, under, in or about the Property would require clean-up, removal or some other remedial action (“Hazardous Substance”) under any federal, state or local laws, regulations, ordinances, codes or rules (“Environmental Laws”); (2) Customer has knowledge, after due inquiry, of any prior use or existence of any Hazardous Substance on the Property by any prior owner of or person using the Property; (3) without limiting the generality of the foregoing, Customer has no knowledge, after due inquiry, that the Property contains asbestos, polychlorinated biphenyl components (PCBs) or underground storage tanks; (4) there are no conditions existing currently or likely to exist during the term of this Agreement which would subject Customer to any damages, penalties, injunctive relief or clean-up costs in any governmental or regulatory action or third-party claim relating to any Hazardous Substance; (5) Customer is not subject to any court or administrative proceeding, judgment, decree, order or citation relating to any Hazardous Substance; and (6) Customer in the past has been, at the present is, and in the future will remain in compliance with all Environmental Laws.  Customer shall indemnify and hold harmless Lender, its directors, officers, employees and agents from all loss, cost (including reasonable attorneys’ fees and legal expenses), liability and damage whatsoever directly or indirectly resulting from, arising out of, or based upon (i) the presence, use, storage, deposit, treatment, recycling or disposal, at any time, of any Hazardous Substance described above on, under, in or about the Property, or the transportation of any Hazardous Substance to or from the Property, (ii) the violation or alleged violation of any Environmental Law, permit, judgment or license relating to the presence, use, storage, deposit, treatment, recycling or disposal of any Hazardous Substance on, under, in or about the Property, or the transportation of any Hazardous Substance to or from the Property, (iii) the imposition of any governmental lien for the recovery of environmental clean-up costs expended under Environmental Law, or (iv) breach of this representation or warranty.  Customer shall immediately notify Lender in writing of any governmental or regulatory action or third-party claim instituted or threatened in connection with any Hazardous Substance on, in, under or about the Property.

(l)

There is no litigation or administrative proceeding pending or, to the knowledge of Customer, threatened against Customer which might result in any material adverse change in the business or condition of Customer.

(m)

There are no unpaid wages due employees of Customer and there are no outstanding liens against assets of Customer for unpaid wages due employees of Customer.

5.  Fees.  Customer agrees to pay the following nonrefundable fees as a condition of access to the Loans under this Agreement:

(a)

☐  Commitment fee in the amount of $ n/a.

(b)

☐  Commitment fee in an amount equal to n/a % per year of the average daily unused portion of the Revolving Credit Limit and the Term Credit Limited from the date of this Agreement until the Termination Date specified in Section 13, payable ☐ at the times interest is payable under Section 7 ☐ on the  n/a day of each n/a

(c)

☒

A loan origination fee of 10 basis points will be collected at the inception date of loan

6.  Interest Rate and Other Charges.

(a)

Revolving Loan.  Customer agrees to pay interest to Lender on the unpaid principal balance outstanding from time to time under the Revolving Loan [Check (1), (2) or (3); only one shall apply.]:

Revolving and Term Credit Agreement Cont.

(1) ☐ Fixed Rate.  At the rate of n/a% per year.

(2) ☐ Stepped Fixed Rate.  At the rate (“Note Rate”) of

n/a% per year until n/a  and   n/a % per year thereafter.

(3) ☐ Variable Rate.  At the annual rate (“Note Rate”) which shall equal the Index Rate (as defined below) ☐ plus ☐ minus .n/a  percentage points.  However, the Note Rate shall not exceed n/a% per year and shall not be less than n/a% per year, and until the first change date described below the Note Rate shall be n/a% per year.  The Note Rate shall be adjusted as provided below.

The Index Rate is:

    n/a

The Index Rate may or may not be the lowest rate charged by Lender.  The Note Rate shall be adjusted only on the following change dates:

  n/a                                       .  If the Index Rate ceases to be made available to Lender during the term of this Agreement, Lender may substitute a comparable index.

Interest is computed on the basis of the actual number of days the principal balance is unpaid based upon a year of ☐ 360 days (which means that the stated interest rate will be divided by 360 days to arrive at a daily interest rate, and the daily interest rate will be applied to the unpaid principal for the actual number of days principal is unpaid up to 365 days a calendar year and 366 days in a leap year) ☐ 365 days.  In any payment (other than the final payment) is not made on or before the    day after its due date, Lender may collect a delinquency charge of ☐   % of the unpaid amount ☐     .  Unpaid principal and interest bear interest after maturity (whether by acceleration or lapse of time) until paid at the rate(s) ☐ stated under (2) or (3) above, as applicable plus    n/a   percentage points ☐ of n/a  % per year, computed on the same basis as the interest rate before maturity.

(b)

Term Loan.  Customer agrees to pay interest to Lender on the unpaid principal balance outstanding from time to time on the Term Loan in accordance with the Note.

7.

Payment Schedule.

(a)

Revolving Loan.  Customer agrees to pay to Lender the unpaid principal balance and interest due on the Revolving Loan as follows: [check (1), (2), (3) or (4).]

(1) ☐ In one payment on ☐ demand ☐ the Termination Date specified in Section 13.

(2) ☐ In payments of interest, beginning    n/a, and on the same day of each n/a month thereafter, plus a final payment of unpaid principal and interest due on the Termination Date specified in Section 13.

(3) ☐ In installments each equal to      n/a

% of the unpaid principal balance, plus interest, beginning     n/a

,  and on the same day of each         n/a  month thereafter, plus a final payment of unpaid principal and interest due on the Termination Date specified in Section 13.

(4) ☐

In addition, Customer shall immediately pay any amount by which the unpaid balance of the Revolving Loan exceeds the lesser of the Revolving Credit Limit or the Borrowing Base established under Section 1(6), if any, and any prior unpaid payments.  Lender is authorized to automatically charge payments due under this Agreement to any account of Customer with Lender.  If payments are not automatically charged to Customer’s account, payments must be made to Lender at its address shown below, or at such other location as any assignee of this Agreement may designated by written notice to Customer, and are not credited until received in Lender’s office.  Lender is authorized to make book entries evidencing advances made under the Revolving Loan and payments under this Agreement and the aggregate unpaid amount of all advances made under the Revolving Loan as evidenced by those entries is presumptive evidence that those amounts are outstanding and unpaid to Lender.

(b)

Term Loan.  Customer agrees to pay Lender the unpaid principal balance and interest due on the Term Loan in accordance with the Note.

8.

Covenants.  Customer shall, so long as any amounts remain unpaid, or Lender has any commitment to make advances under the Loans under this Agreement:+

(a)

Furnish to Lender, as soon as available, such financial information respecting Customer as Lender from time to time requests, and without request furnish to Lender:

(1) Within

120 days after the end of each fiscal year of Customer a balance sheet of Customer as of the close of such fiscal year and related statements of income and retained earnings and cash flow for such year all in reasonable detail and satisfactory in scope of Lender, prepared in accordance with generally accepted principles of accounting applied on a consistent basis, either ☒ (i) ☐ compiled ☐ reviewed ☒ audited by an independent certified public accountant acceptable to Lender, or ☐ (ii) certified by the chief financial representative of Customer, and

(2) Within

30 days after the end of each

consecutive month a balance sheet of Customer as of the end of such month and related statements of income and retained earnings and cash flow for the period from the beginning of the fiscal year to the end of such month, prepared in accordance with generally accepted principles of accounting applied on a consistent basis, certified, subject to normal year-end adjustments, by an officer or partner of Customer.

Revolving and Term Credit Agreement Cont

(b)

Customer shall furnish to Lender such reports regarding the payment of wages to employees of Customer and the number of employees of Customer as Lender may from time to time request, and without request shall furnish to Lender a written report immediately upon any material increase in the number of employees of Customer, the failure of Customer to pay any wages when due to employees of Customer or the imposition of any lien against the assets of Customer for unpaid wages due employees of Customer

(c)

Keep complete and accurate books of records and accounts and permit any representatives of Lender to examine and copy any of the books and to visit and inspect any of Customer’s tangible properties as often as desired.

(d)

Maintain insurance coverage in the forms, amounts and with companies which would be carried by prudent management in connection with businesses engaged in similar activities in similar geographic areas.  Without limiting this section or the requirements of any Security Document, Customer will (i) keep all its physical property insured against fire and extended coverage risks in the amounts and with deductibles at least equal to those generally maintained by businesses engaged in similar activities in similar geographic areas (together with any lender’s loss payee clause for the benefit of and requested by Lender), (ii) maintain all such workers’ compensation and similar insurance as may be required by law, and (iii) maintain, in amounts and with deductibles at least equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the properties of Customer, business interruption insurance and product liability insurance (together with any additional insured clause for the benefit of and requested by Lender)

(e)

Pay and discharge all lawful taxes, assessments and governmental charges upon Customer or against its properties prior to the date on which penalties attach, unless and to the extent only that such taxes, assessments and charges are contested in good faith and by appropriate process by Customer.

(f)

Do all things necessary to maintain its existence, to preserve and keep in full force and effect its rights and franchises necessary to continue its business and comply with all applicable laws, regulations and ordinances.

(g)

Timely perform and observe the following financial covenants, all calculated in accordance with generally accepted principles of accounting applied on a consistent basis:

(1) ☐  Maintain at all times an excess of current assets over current liabilities of not less than $

.

(2) ☐  Maintain at all times a tangible net worth of not less than $

.

(3) ☐  Not make any expenditures for fixed or capital assets which would cause the aggregate of all such expenditures to exceed $     during any fiscal year

(4) ☐  Maintain at all times a ratio of current assets to current liabilities of not less than _____ to one.

(5) ☐  Maintain at all times a ratio of total liabilities to tangible net worth of not greater than ____ to one.

(6) ☐  ____________.

(h)

Furnish to Lender the Borrowing Base Certificates required under Exhibit B, if any.

(i)

Not create or permit to exist any lien or encumbrance with respect to Customer’s properties, except liens in favor of Lender, liens for taxes if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained, liens or encumbrances permitted under any Security Document and except for liens described on Exhibit E and attached hereto.

(j)

Not take any action or permit any event to occur which materially impairs Customer’s ability to make payments under this Agreement when due.  Such events include, without limitation, the fact that Customer, Customer’s spouse or any surety or guarantor for Customer’s obligations under this Agreement cease to exist, dies, changes marital status or domicile or becomes insolvent or the subject of bankruptcy or insolvency proceedings or that any guaranty of Customer’s obligations under this Agreement is revoked or becomes unenforceable for any reason.

(k)

Not change its type of organization or state under whose law it is organized as represented in Sections 4(d), (e) or (f) and shall preserve its organizational existence and shall not, in one transaction or in a series of related transactions, merge into or consolidate with any other organization, change its legal structure or sell all or substantially all of its assets.

(l)

Not change its legal name without providing at least 30 days’ prior written notice of the change to Lender.

(m)

Not change its address without providing at least 30 days’ prior written notice of the change to Lender.

(n)

Timely perform all duties and responsibilities imposed on Customer under Section 4(k).

(o)

Customer shall pay all wages when due to employees of Customer and shall not permit any lien to exist against the assets of Customer for unpaid wages due employees of Customer

(p)

☒  Unless otherwise consented to in writing by Lender, timely perform and observe all additional covenants described on Exhibit D.

Revolving and Term Credit Agreement Cont.

9.

Security Interest.  This Agreement and the Note are secured by all existing and future security agreements, assignments and mortgages from Customer to Lender, from any guarantor of this Agreement or the Note to Lender, and from any other person to Lender providing collateral security for Customer’s obligations, and payment of the Loans may be accelerated according to any of them.  Unless a lien would be prohibited by law or would render a nontaxable account taxable, Customer also grants to Lender a security interest and lien in any deposit accounts Customer may at any time have with Lender.  Lender may at any time after the occurrence of an event of default set-off any amount unpaid under this Agreement or the Note against any deposit balances or other money now or hereafter owed to Customer by Lender.

10.

Default and Acceleration.  Upon the occurrence of any one or more of the following events of default: (a) Customer fails to pay any amount when due under this Agreement or the Note or under any other instrument evidencing any indebtedness of Customer to Lender, (b) any representation or warranty made under this Agreement or information provided by Customer in connection with this Agreement is or was false or fraudulent in any material respect, (c) a material adverse change occurs in Customer’s financial condition, (d) Customer fails to timely observe or perform any of the covenants or duties contained in this Agreement, the Note or any Security Documents, (e) any guaranty of Customer’s obligations under this Agreement or the Note is revoked or becomes unenforceable for any reason or any such guarantor dies, ceases to exist or becomes the subject of any bankruptcy or insolvency proceeding, or (f) an event of default occurs under any Security Document or the Note; then, at Lender’s option, and upon written verbal notice to Customer, Lender’s obligation to make advances on the Loans under this Agreement shall terminate and the total unpaid balance shall become immediately due and payable without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Customer.  Lender’s obligation to make advances on the Loans under this Agreement shall automatically terminate and the total unpaid balance shall automatically become due and payable in the event Customer becomes the subject of bankruptcy or other insolvency proceedings.  Lender may waive any default without waiving any other subsequent or prior default.  Customer agrees to pay Lender’s costs of administration of this Agreement.  Customer also agrees to pay all costs of collection before and after judgment, including reasonable attorneys’ fees (including those incurred in successful defense or settlement of any counterclaim brought by Customer or incident to any action or proceeding involving Customer brought pursuant to the United States Bankruptcy Code).

11.

Indemnification.  Customer agrees to defend, indemnify and hold harmless Lender, its directors, officers, employees and agents, from and against any and all loss, cost, expense, damage or liability (including reasonable attorneys’ fees) incurred in connection with any claim, counterclaim or proceeding brought as a result of, arising out of or relating to any transaction financed or to be financed, in whole or in part, directly or indirectly, with the proceeds of any Loan or the entering into and performance of this Agreement or any document or instrument relating to this Agreement by Lender or the activities of Customer.  This indemnity will survive termination of this Agreement, the repayment of all Loans and the discharge and release of any Security Documents.

12.

Venue.  To the extent not prohibited by law, venue for any legal proceeding relating to enforcement of this Agreement shall be, at Lender’s option, the county in which lender has its principal office in this state, the county and state in which Customer resides, or the county in this state in which this Agreement was executed by Customer.

13.

Termination.  Unless sooner terminated under Section 10, Customer’s right to obtain advances on the Loans and Lender’s obligation to extend credit under this Agreement shall terminate on the date final payment is due under Section 7 or the Note, if applicable, or on      n/a    , whichever is earlier (the “Termination Date”).  Customer may terminate Customer’s right to obtain advances on the Loans under this Agreement at any time and for any reason by written notice to Lender.  Such notice of termination signed by a Customer shall be binding on each Customer who signs this Agreement.  Termination, for whatever reason, does not affect Lender’s rights, powers and privileges, nor Customer’s duties and liabilities, with regard to the then existing balance due on the Loans under this Agreement.

14.

Amendment.

  No amendment, modification, termination or waiver of any provision of this Agreement shall in any event be effective unless it is in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purposes for which given.

15.

Entire Agreement.  This Agreement, including the Exhibits attached or referring to it, the Note, and the Security Documents, are intended by Customer and Lender as a final expression of their agreement and as a complete and exclusive statement of its terms, there being no conditions to the full effectiveness of this Agreement except as set forth in this Agreement and the Security Documents.

16.

No Waiver; Remedies.  No failure on the part of Lender to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise of the right of the exercise of any other right.  The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

17.

More Than One Customer.  If more than one person signs this Agreement as Customer, Lender may at its option and without notice refuse any request for an advance on a Loan upon notice from any of the undersigned.  Any of the undersigned Customers may request an advance on a Loan under this Agreement.  Each of the undersigned Customers is jointly and severally liable for all Loans and other obligations under this Agreement.

18.

Notice.  Except as otherwise provided in this Agreement, all notices required or provided for under this Agreement shall be in writing and mailed, sent or delivered, if to Customer, at any Customer’s last known address as shown on the records of Lender, and if to Lender, at its address shown below, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party.  All such notices shall be deemed duly given when delivered by hand or courier, or three business days after being deposited in the mail (including any private mail service), postage prepaid, provided that notice to Lender pursuant to Section 13 shall not be effective until received by Lender.

Revolving and Term Credit Agreement Cont.

19.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Lender and Customer and their respective heirs, personal representatives, successors and assigns except that Customer may not assign or transfer any of Customer’s rights under this Agreement without the prior written consent of Lender.

20

Interpretation.  The validity, construction and enforcement of this Agreement are governed by the internal laws of the State of Wisconsin except to the extent such laws are preempted by federal law.  Invalidity of any provision of this Agreement shall not affect the validity of any other provisions of this Agreement.

21.

Other Provisions.  (if none are stated below, there are no other provisions)

United Wisconsin Grain Producers, LLC

☒ If checked here, this Agreement renews and replaces in its entirety the ☐ Revolving Credit Agreement ☐ Term Credit Agreement ☒ Revolving and Term Credit Agreement between Lender and Customer dated   October 16, 2008   (the “Prior Agreement”).  Loans currently outstanding and unpaid under the Prior Agreement shall constitute Loans outstanding and unpaid under this Agreement, shall be payable as Loans as required under this Agreement and shall be applied as Loans to the Credit Limit established under this Agreement.

Dated:   April 2, 2009

LENDER:  Farmers & Merchants Union Bank

PO Box 247

Customer Address: Friesland, WI 53935

/s/ Douglas E. Lambert

(SEAL)

Douglas E. Lambert, Assistant Vice-President

CUSTOMER: United Wisconsin Grain Producers, LLC

CUSTOMER:

By:

/s/ Barb Bontrager

(SEAL)

_____________________________________________(SEAL)

      Barb Bontrager, Chief Financial Officer

CUSTOMER:

CUSTOMER:

__________________________________________(SEAL)

_____________________________________________(SEAL)

CUSTOMER:

CUSTOMER:

__________________________________________(SEAL)

_____________________________________________(SEAL)

CUSTOMER:

CUSTOMER:

__________________________________________(SEAL)

_____________________________________________(SEAL)

Loan Number: 145712

       United Wisconsin Grain Producers, LLC

    Due Date: October 1, 2014

EXHIBIT A

BUSINESS NOTE

(Use only for business purpose loans)

United Wisconsin Grain Producers, LLC

   April 2, 2009

  $4,000,000.00

1.  Promise to Pay and Payment Schedule.  The undersigned (“Maker,” whether one or more) promises to pay to the order of Farmers & Merchants Union Bank         (“Lender”) at 159 W. James Street, PO Box 226 Columbus        , Wisconsin, the sum of $4,000,000.00    , plus interest on the unpaid principal balance, according to the following schedule:

6 payment(s) consisting of accrued interest beginning May 1, 2009 and continuing monthly thereafter, followed by 59 equal payment(s) consisting of principal and interest in the amount of $77,975.00 each beginning November 1, 2009 and continuing monthly thereafter, and one (1) final payment consisting of the unpaid principal and all accrued interest remaining due on October 1, 2014.

2.  Interest Calculation.  This Note bears interest on the unpaid principal balance before maturity:

[Check (a), (b) or (c); only one shall apply.]

(a) ☒ Fixed Rate.  At the rate of   6.250

% per year.
(b) ☐ Stepped Fixed Rate.  At the rate (“Note Rate”) of n/a% per year until n/a  and n/a% per year thereafter.

(c) ☐ Variable Rate.  At the annual rate (“Note Rate”) which shall equal the Index Rate (as defined below), ☐ plus ☐ minus .n/a

 percentage points.  However, the Note Rate shall not exceed       n/a      % per year and shall not be less than           n/a  % per year, and until the first change date described below the Note Rate shall be      n/a       % per year.  The Note Rate shall be adjusted as provided below.
The Index Rate is:
  n/a

The index Rate may or may not be the lowest rate charged by Lender.  The Note Rate shall be adjusted only on the following change dates:

  n/a

If the Index Rate ceases to be made available to Lender during the term of this Note, Lender may substitute a comparable index.

(d)

If box (b) or (c) is checked, an adjustment in the Note Rate will result in an increase or decreases in (1) ☐ the amount of each payment of interest, (2) ☐ the amount of the final payment, (3) ☐ the number of scheduled periodic payments sufficient to repay this Note in substantially equal payments, (4) ☐ the amount of each remaining payment of principal and interest so that those remaining payments will be substantially equal sufficient to repay this Note by its scheduled maturity date, (5) ☐ the amount of each remaining payment of principal and interest (other than the final payment) so that those remaining payments will be substantially equal and sufficient to repay this Note by its scheduled maturity date based on the original amortization scheduled used by Lender, plus the final payment of principal and interest, or (6) ☐      n/a                                    .  In addition, Lender is authorized to change the amount of periodic payments if and to the extent necessary to pay in full all accrued interest owing on this Note.  The Maker agrees to pay any resulting payments or amounts.

Interest is computed:

(e)

 ☒ For the actual number of days principal is unpaid on the basis of ☒ a 360 day year (which means that the stated interest rate will be divided by 360 days to arrive at a daily interest rate, and the daily interest rate will be applied to the unpaid principal for the actual number of days principal is unpaid up to 365 days in a calendar year and 366 days in a leap year) ☐ a 365 day year.

(f)

☐ For the number of days principal is unpaid on the basis of a 360 day year, counting each day as 1/30th of a month and disregarding differences in lengths of months and years.

(g) ☐ Past due interest shall bear interest from its due date until paid at the interest rate then in effect for this Note.

Unpaid principal and interest bear interest after maturity until paid (whether by acceleration or lapse of time) at the rate(s) ☐ stated under 2(b) or (c) above, as applicable, plus   n/a    percentage points ☒ of    8.250   % per year, computed on the same basis as the interest rate before maturity.  All payments shall be applied first to accrued and unpaid interest, second to other charges payable by Maker to Lender and third to unpaid principal.

3.  Other Charges.  If any payment (other than the final payment) is not made on or before the 10th

 day after its due date, Lender may collect a delinquency charge of ☒          5.00  % of the unpaid amount ☐ $         n/a  .  Maker agrees to pay a charge of $  10.00 for each check presented for payment under this Note which is returned unsatisfied.

4.  Prepayment.  Full or partial prepayment of this Note ☐ is permitted at any time without penalty ☒ a prepayment penalty equal to 1.00% of the outstanding loan balance shall be charged on this loan unless Maker can establish the source of the prepayment is from Maker’s business operations.

All prepayments shall be applied first to accrued and unpaid interest, second to other charges payable by Maker to Lender and third to principal.

THIS NOTE INCLUDES ADDITIONAL PROVISIONS ON PAGE 2

OTHER PROVISIONS:

Revolving and Term Credit Agreement dated April 2, 2009 is

United Wisconsin Grain Producers, LLC

     (SEAL)

attached hereto.

A Wisconsin Limited Liability Company

By:

     (SEAL)

Barb Bontrager, Chief Financial Officer

By:

     (SEAL)

By:

     (SEAL)

By:

     (SEAL)

PO Box 247

Friesland, WI 53935

(920 348-5016)

ADDITIONAL PROVISIONS

5.  Default and Enforcement.  Upon the occurrence of any one or more of the following events of default: (a) Maker fails to pay any amount when due under this Note or under any other instrument evidencing any indebtedness of Maker to Lender, (b) any representation or warranty made under this Note or information provided by Maker to Lender in connection with this Note is or was false or fraudulent in any material respect, (c) a material adverse change occurs in Maker's financial condition, (d) Maker fails to timely observe or perform any of the covenants or duties contained in this Note, (e) any guarantee of Maker's obligations under this Note is revoked or becomes unenforceable for any reason, (f) Maker, Maker's spouse or a surety or guarantor of this Note dies or ceases to exist, (g) an event of default occurs under any agreement securing this Note, or (h) Lender at any time believes in good faith that the prospect of payment or performance under this Note, under any other instrument evidencing any indebtedness of Maker to Lender or under any agreement securing this Note is impaired, then the unpaid balance shall, at the option of Lender, without notice, mature and become immediately payable. The unpaid balance shall automatically mature and become immediately payable in the event any Maker or any surety, indorser or guarantor for any of Maker's obligations under this Note becomes the subject of bankruptcy or other insolvency proceedings. Lender's receipt of any payment on this Note after the occurrence of an event of default shall not constitute a waiver of the default or the Lender's rights and remedies upon such default. To the extent not prohibited by law, Maker consents that venue for any legal proceeding relating to collection of this Note shall be, at Lender's option, the county in which Lender has its principal office in this state, the county in which any Maker resides or the county in which this Note was executed and Maker submits to the jurisdiction of any such court.

6.  Security.  This Note is secured by all existing and future security agreements and mortgages between Lender and Maker, between Lender and any indorser or guarantor of this Note, and between Lender and any other person providing collateral security for Maker's obligations, and payment may be accelerated according to any of them. Unless a lien would be prohibited by law or would render a nontaxable account taxable, Maker grants to Lender a security interest and lien in any deposit account Maker may at any time have with Lender. Lender may, at any time after an occurrence of an event of default, without notice or demand, set-off against any deposit balance or other money now or hereafter owed any Maker by Lender any amount unpaid under this Note.

7. Flights of Lender.  Without affecting the liability of any Maker, indorser, surety, or guarantor, Lender may, without notice, accept partial payments, release or impair any collateral security for the payment of this Note or agree not to sue any party liable on it. Lender may apply prepayments, if permitted, to such future installments as it elects. Lender may without notice to Maker apply payments made by or for Maker to any obligations of Maker to Lender. Without affecting the liability of any indorser, surety or guarantor, Lender may from time to time, without notice, renew or extend the time for payment.

8. Obligations and Agreements of Maker. The obligations under this Note of all Makers are joint and several. All Makers, indorsers, sureties, and guarantors agree to pay all costs of collection before and after judgment, including reasonable attorneys' fees (including those incurred in successful defense or settlement of any counterclaim brought by Maker or incident to any action or proceeding involving Maker brought pursuant to the United States Bankruptcy Code) and waive presentment, protest, demand and notice of dishonor. Maker agrees to indemnify and hold harmless Lender, its directors, officers, employees and agents, for, from and against any and all claims, damages, judgments, penalties, and expenses, including reasonable attorneys' fees, arising directly or indirectly from credit extended under this Note or the activities of Maker. This indemnity shall survive payment of this Note. Each Maker acknowledges that Lender has not made any representations or warranties with respect to, and that Lender does not assume any responsibility to Maker for, the collectability or enforceability of this Note or the financial condition of any Maker. Each Maker has independently determined the collectability and enforceability of this Note. Maker represents that the legal name of Maker and the address of Maker's principal residence are as set forth on page 1. Maker shall not change its legal name or address without providing at least 30 days prior written notice of the change to Lender.

9. Interpretation.  This Note is intended by Maker and Lender as a final expression of this Note and as a complete and exclusive statement of its terms, there being no conditions to the enforceability of this Note. This Note may not be supplemented or modified except in writing. This Note benefits Lender, its successors and assigns, and binds Maker and Maker's heirs, personal representatives, successors and assigns. The validity, construction and enforcement of this Note are governed by the internal laws of Wisconsin except to the extent such laws are preeempted by federal law. Invalidity or unenforceability of any provision of this Note shall not affect the validity or enforceability of any other provisions of this Note.

INTEREST PAID TO $
MO.	DAY	YR.	DATES PAID	INITIALS	INTEREST	PRINCIPAL	BALANCE DUE

EXHIBIT D

This Exhibit D is a part of the Revolving And Term Credit Agreement between United Wisconsin Grain Producers, LLC (“Customer”) and Farmers & Merchants Union Bank, Columbus, Wisconsin (“Lender”) dated April 2, 2009.

Customer shall timely perform and observe the following financial covenants, which if applicable shall be calculated in accordance with generally accepted accounting principles applied on a consistent basis:

A)

Maintain a minimum book value net worth of $50,000,000.00 measured monthly.

B)

Maintain a minimum working capital position of $7,500,000.00, measured monthly.  Minimum working capital position shall be defined as (current assets + available line of credit availability) minus (current liabilities + current advanced portion of line of credit) measured monthly.

C)

Limit annual capital expenditures to less than or equal to $1,000,000.00 without Farmers & Merchants Union Bank’s written approval, measured monthly.

D)

Borrower must obtain Lender consent prior to making dividends/distributions exceeding 50% of the prior year’s net income, excluding state and federal incentive payments accrued and/or received.  This measure will start with post 12/31/08 figures.

E)

Borrower is prohibited from making investments not directly for the benefit of the United Wisconsin Grain Producers facility at W1231 Tessmann Drive, Town of Randolph, Columbia County, Wisconsin.

EXHIBIT E

This Exhibit E is part of the Revolving And Term Credit Agreement between United Wisconsin Grain Producers, LLC (“Customer”) and Farmers & Merchants Union Bank, Columbus, Wisconsin (“Lender”) dated April 2, 2009.

Section 8 item (I): Customer shall not create or permit to exist any lien or encumbrance with respect to Customer’s properties, except liens in favor of Lender, liens for taxes if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained, liens or encumbrances permitted under any Security Document and the following liens:

•	UCC Filing 080006168526 to GFC Leasing for a MUP14426/S4830 Imagerunner 3035 MXD01600/S4794 IR 2022I
•	UCC Filing 050009431724 to Wisconsin Department of Transportation for rails, ties and ballast connected to Union Pacific Railroad.
•

UCC Filing 050008688636 to Caterpillar Financial Services Corporation for a Caterpillar 924G Wheel Loader S/N DDA01867 as well as any substitutions, replacements, additions or accessions thereto, now owned or hereafter acquired and proceeds thereof.

•

UCC Filing 050007950021 to Agstar Financial Services, ACA for a rebuilt TGS45001 track mobile and all attachments and accessories as well as 1 Accelerator Group Air Cat 316 and all attachments and accessories.

•

UCC Filing 050006422317 to Caterpillar Financial Services Corporation for a Caterpillar 924G Wheel Loader S/N DDA01866 as well as any substitutions, replacements, additions or accessions thereto, now owned or hereafter acquired and proceeds thereof.